Exhibit 10.14A

AMENDMENT AND CONSENT

This Amendment and Consent (the “Amendment”) is made and entered into as of August 28, 2012, by and among LifeLock, Inc., a Delaware corporation (the “Company”), and each of the purchasers named on the signature page attached hereto (each, a “Purchaser,” and together, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are party to that certain Series E and Series E-2 Preferred Stock and Warrant Purchase Agreement, dated as of February 7, 2012 (the “Purchase Agreement”). Unless otherwise indicated, all capitalized terms herein shall have the meanings assigned to them in the Purchase Agreement.

WHEREAS, pursuant to Section 6.11 of the Purchase Agreement, any term of the Purchase Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares and the Warrant Shares.

WHEREAS, the undersigned Purchasers constitute the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares and the Warrant Shares.

WHEREAS, the Company and the Purchasers believe that it is in their mutual best interests to amend the Purchase Agreement pursuant to the provisions contained herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt, adequacy, and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Purchase Agreement as follows.

1. New Section 7 of the Purchase Agreement. A new Section 7 shall be added to the Purchase Agreement, which shall read as follows:

7. Post-Conversion Repurchase Right.

7.1 Definitions.

(a) Conversion Shares. The term “Conversion Shares” shall mean the shares of Common Stock into which the Series E Preferred Stock and Series E-2 Preferred Stock automatically convert pursuant to Article IV, Section 4 of the Restated Certificate in connection with a Qualified IPO (as such term is defined in the Restated Certificate).

(b) Purchase Price. The term “Purchase Price” shall mean $0.001 per share.

(c) Recalculated Conversion Shares. The term “Recalculated Conversion Shares” shall mean the shares of Common Stock into which the Series E Preferred Stock and Series E-2 Preferred Stock would have converted pursuant to Article IV, Section 4 of the Restated Certificate in connection with a Qualified IPO if the

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“Ten-Day VWAP” replaced the “Expected Offering Price” in Article IV, Section 4(d)(iv) of the Restated Certificate.

(d) Recalculation Date. The term “Recalculation Date” shall mean the tenth Trading Day immediately following the date of the effectiveness of the Company’s registration statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission in connection with a Qualified IPO.

(e) Ten-Day VWAP. The term “Ten-Day VWAP” means the arithmetic average of the Volume Weighted Average Price for the ten consecutive Trading Days ending on (and which includes as a Trading Day) the Recalculation Date.

(f) Trading Day. The term “Trading Day” means a day during which the Company’s Common Stock is listed for trading on the New York Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market.

(g) Volume Weighted Average Price. The term “Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page LOCK <equity> VWAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day.

7.2 Repurchase Right. The Company (or its assignee) shall have the right (the “Repurchase Right”), at any time during the five-business-day period following the Recalculation Date, to repurchase at the Purchase Price from each Purchaser a number of shares of Common Stock equal to the positive difference, if any (the “Repurchase Eligible Shares”), between (a) the Conversion Shares received by such Purchaser and (b) the Recalculated Conversion Shares that would have been received by such Purchaser. In the event that the Company exercises its Repurchase Right, the obligations of each Purchaser to sell such Purchaser’s Repurchase Eligible Shares to the Company shall be several and not joint.

7.3 Exercise of Repurchase Right. The Repurchase Right shall be exercisable by the Company’s delivery of a written notice delivered to each Purchaser prior to the expiration of the five-business-day period specified in Section 7.2. The notice shall indicate the date on which the repurchase is to be effected, such date to be not more than five days after the date of notice. The Company shall pay to each Purchaser in cash an amount equal to the aggregate Purchase Price for such Purchaser’s Repurchase Eligible Shares.

7.4 Stock Splits. In the event of any stock split, stock dividend, combination, reorganization, recapitalization, reclassification, and the like with respect to the Company’s capital stock, the calculations set forth in this Section 7 shall be adjusted appropriately.

2. Consent to Amendment. By execution below, each of the undersigned Purchasers approves, consents to, and agrees to be bound by the terms of this Amendment.

3. Covenant of the Company. The Company shall take all such actions as may be reasonably requested by the Bessemer Funds, in accordance with the procedures set forth in Rule 16b-3

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promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to cause any acquisition or deemed acquisition or disposition or deemed disposition of capital stock of the Company or securities exchangeable, convertible or exercisable for capital stock of the Company (including without limitation any shares of Series E Preferred Stock, Series E-2 Preferred Stock, Series A Preferred Stock, warrants to purchase Series A Preferred Stock or Common Stock) by David Cowan and/or each of the Deputizing Stockholders pursuant to the transactions contemplated by this Amendment and/or by Amendment No.1 to Series A Preferred Stock Warrants between the Company and the Bessemer Funds (the “Transaction Documents”), together with any acquisitions or dispositions or deemed acquisitions or dispositions of any such securities resulting from or contemplated by any conversion, exercise, redemption, cancellation or expiration (for or without value), termination, liquidation or extension thereof or relating thereto, dividends or distributions thereon or any adjustments thereto (including but not limited to, adjustments to the number of shares issuable upon exercise, exchange, conversion, redemption or liquidation thereof or dividends or distributions thereon), or otherwise, in each case as contemplated by one or more of the Transaction Documents and/or as a result of the operation of any provision of the Certificate of Incorporation of the Company, to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. For purposes hereof, “Deputizing Stockholders” shall mean Bessemer Venture Partners VI L.P., Bessemer Venture Partners VI Institutional L.P. and Bessemer Venture Partners Co-Investment L.P. (collectively, the “Bessemer Funds”), Deer VI & Co. LLC (the general partner of the Bessemer Funds) and any other control person or persons of any of the foregoing or any other person that may be deemed the direct or indirect beneficial owner (as such term is used in Rule 16a-1(a)(2) under the Exchange Act) of equity securities of the Company.

4. Termination of Amendment.

(a) In the event that the “Price to Public” per share specified in the final prospectus filed with the Securities and Exchange Commission with respect to the Qualified IPO is different from the “Expected Offering Price” (as such term is defined in the Restated Certificate), this Amendment and the Repurchase Right of the Company shall automatically terminate and be null and void.

(b) In the event that a Qualified IPO does not occur on or before December 31, 2012, this Agreement shall automatically terminate and be null and void.

5. Effect of Amendment. Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof.

6. Governing law. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware for all purposes and all respects, without regard to the conflict of law provisions of such state.

7. Counterparts. This Amendment may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company and the Purchasers have executed this Amendment and Consent as of the day and year first above written.

THE COMPANY:

LIFELOCK, INC.

By:	/s/ Todd Davis
Todd Davis, Chairman, President, and Chief Executive Officer

Address:

60 East Rio Salado Parkway
Suite 400
Tempe, Arizona 85281
Facsimile: (480) 907-2944
Email: clarissa.cerda@lifelock.com

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

BESSEMER VENTURE PARTNERS VI L.P.

BESSEMER VENTURE PARTNERS CO-INVESTMENT L.P.

By:	Deer VI & Co. LLC, General Partner

	By:	/s/ J. Edmund Colloton
J. Edmund Colloton, Executive Manager

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

KPCB HOLDINGS, INC., as Nominee

By:	/s/ Ted Schlein
Name:	Ted Schlein
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

GOLDMAN, SACHS & CO.

By:	/s/ Daniel S. Oneglia
Name:	Daniel S. Oneglia
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

RSM LIFELOCK 2, LLC

By:	/s/ James D. Lackie
Name:	James D. Lackie
Title:	Manager

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

SYMANTEC CORPORATION

By:	/s/ Gregory M. King
Name:	Gregory M. King
Title:	Vice President Legal

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

SVB CAPITAL PARTNERS II, L.P.

By:	SVB Capital Partners II, LLC, its General Partner

	By:	/s/ Sulaiman Mamdani
	Name:	Sulaiman Mamdani
	Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

INDUSTRY VENTURES FUND V, L.P.

By:	Industry Ventures Management V, L.L.C., its General Partner

	By:	/s/ Mike Gridley
Mike Gridley, Member

INDUSTRY VENTURES SPECIAL OPPORTUNITIES FUND, L.P.

By:	Industry Ventures Management VI, L.L.C., its General Partner

	By:	/s/ Mike Gridley
Mike Gridley, Member

INDUSTRY VENTURES V-A, L.P.

By:	Industry Ventures Management V, L.L.C., its General Partner

	By:	/s/ Mike Gridley
Mike Gridley, Member

INDUSTRY VENTURES PARTNERSHIP HOLDINGS II-A, L.P.

By:	Industry Ventures Partnership Holdings II GP, L.L.C., its General Partner

	By:	/s/ Kenneth C. Wallace III
	Name:	Kenneth C. Wallace III
	Title:	Manager

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

BROWNSAVANO DIRECT CAPITAL PARTNERS, L.P.

By:	BrownSavano Direct GP, LLC, its General Partner

By:	BrownSavano JV, LLC, its Manager

	By:	/s/ Thomas A. Smith
Thomas A. Smith, Managing Director

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

KEATING CAPITAL, INC.

By:	/s/ Frederic M. Schweiger
Frederic M. Schweiger, Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

THAYER STREET HOLDINGS LL, LLC

By:	Thayer Street Holdings, LLC,
Its Managing Member

	By:	/s/ Joshua Koplewicz
	Name:	Joshua Koplewicz
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Karey Barker
Name:	Karey Barker
Title:	Vice President

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Karey Barker
Name:	Karey Barker
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND CONSENT

THE PURCHASERS:

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII, LLC
Its:	General Partner

By:	/s/ Melanie Chladek
CFO/Admin Partner

SIGNATURE PAGE TO AMENDMENT AND CONSENT